As filed with the Securities and Exchange Commission on April 14, 2004

                                  SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934
                                 ---------------

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
|_|      Preliminary Proxy Statement
|X|      Definitive Proxy Statement
|_|      Definitive Additional Materials
|_|      Soliciting Material Under Rule 14a-12
|_|      Confidential, for the use of the Commission only (as permitted by
          Rule 14a-6(e)(2))


                               CORDIA CORPORATION
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


      --------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if Other Than Registrant)


Payment of Filing Fee (Check the appropriate box):
|X|      No fee required
|_|      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
          0-11.
         (1) Title of each class of securities to which transaction applies:
         (2)      Aggregate number of securities to which transaction applies:
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         (4) Proposed maximum aggregate value of transaction: (5) Total fee paid:

|_|      Fee paid previously with preliminary materials:
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1l(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
         (1) Amount Previously Paid: $
         (2) Form, Schedule or Registration Statement No.:
         (3) Filing Party:
         (4) Date Filed

                               CORDIA CORPORATION
                         2500 Silverstar Road, Suite 500
                             Orlando, Florida 32804


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



                                                             April 19, 2004


To the Stockholders of Cordia Corporation:


Notice is hereby given that the Annual Meeting of Stockholders of Cordia Corporation, a Nevada corporation (the "Company"), will be held at 2500 Silverstar Road, Suite 500, Orlando, Florida 32804 on May 14, 2004 at 10:00 A.M., local time, for the following purposes:

     1. To elect three (3) directors to the Board of Directors for the ensuing year;

     2. Ratify the selection of Lazar Levine & Felix, LLP as independent public accountants for fiscal 2004.

     3. To consider and act upon such other business as may properly come before the meeting.

Holders of record of Company's common stock at the close of business on April 14, 2004 are entitled to vote at the meeting.

In addition to the proxy statement, proxy card and voting instructions, a copy of Company's annual report on Form 10-K, which is not part of the soliciting material, is enclosed.

It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the enclosed proxy. If you receive more than one proxy because your shares are registered in different names or addresses, each such proxy should be signed and returned so that all your shares will be represented at the meeting.


By Order of the Board of Directors,



Wesly Minella

Secretary

                               CORDIA CORPORATION
                         2500 Silverstar Road, Suite 500
                             Orlando, Florida 32804


                                 PROXY STATEMENT


This Proxy Statement is furnished to stockholders of Cordia Corporation, a Nevada corporation (the "Company"), in connection with the solicitation, by order of the Board of Directors of the Company, of proxies to be voted at the Annual Meeting of Stockholders to be held on Friday May 14, 2004, at 2500 Silverstar Road, Suite 500, Orlando, Florida 32804 at 10:00 A.M., local time, and at any adjournment or adjournments thereof (the "Annual Meeting"). The accompanying proxy is being solicited on behalf of the Board of Directors of the Company. This Proxy Statement and the enclosed proxy card were first mailed to stockholders of the Company on or about April 19, 2004, accompanied by the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.

     At the Annual Meeting, the following matters will be considered and voted upon:

     1. Election of three (3) directors to the Board of Directors for the ensuing year;

     2. Ratify the selection of Lazar Levine & Felix, LLP as independent public accountants for fiscal 2004.

     3. To consider and act upon such other business as may properly come before the meeting.

Solicitation

The solicitation of proxies pursuant to this Proxy Statement will be primarily by mail. In addition, certain directors, officers or other employees of the Company may solicit proxies by telephone, telegraph, mail or personal interviews, and arrangements may be made with banks, brokerage firms and others to forward solicitation material to the beneficial owners of shares held by them of record. No additional compensation will be paid to directors, officers or other employees of the Company for such services. The total cost of any such solicitation will be borne by the Company and will include reimbursement of brokerage firms and other nominees.

Voting and Revocation of Proxies; Adjournment

All of the voting securities of the Company represented by valid proxies, unless the stockholder otherwise specifies therein or unless revoked, will be voted FOR the election of the persons nominated as directors, FOR the other proposals set forth herein, and at the discretion of the proxy holders on any other matters that may properly come before the Annual Meeting. The Board of Directors does not know of any matters to be considered at the Annual Meeting other than the other proposals set forth above.

If a stockholder has appropriately specified how a proxy is to be voted, it will be voted accordingly. Any stockholder has the power to revoke such stockholder's proxy at any time before it is voted. A proxy may be revoked by delivery of a written statement to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy executed by the person executing the prior proxy and presented to the Annual Meeting, or by voting in person at the Annual Meeting.

A majority of the votes cast at the Annual Meeting by the stockholders entitled to vote is required to elect the director nominees and a majority of the votes cast at the Annual Meeting by the stockholders entitled to vote is required to approve any other action that properly comes before the meeting. In the event that sufficient votes in favor of any of the matters to come before the meeting are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the votes cast in person or by proxy at the Annual Meeting. The persons named as proxies will vote in favor of any such proposed adjournment or adjournments.

Quorum and Voting Rights

The Board of Directors of the Company has fixed April 14, 2004 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Holders of record of shares of common stock, par value $.001 (the "Common Stock"), at the close of business on the Record Date will be entitled to one vote for each share held. The presence, in person or by proxy, of the holders of a majority of the outstanding voting securities entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

Common Stock Owned by Directors, Officers and Other Beneficial Owners

The following table sets forth, as of April 5, 2004, the names, addresses and number of shares of Common Stock beneficially owned by all persons known to the management of the Company to be beneficial owners of more than 5% of the outstanding shares of Common Stock, and the names and number of shares beneficially owned by all directors of the Company and all executive officers and directors of the Company as a group (except as indicated, each beneficial owner listed exercises sole voting power and sole dispositive power over the shares beneficially owned):



                                                     Amount and Nature of        Percent of Outstanding
Name and Address of Beneficial Owner                                               Beneficial Owner (1)
------------------------------------                                               --------------------
Common Stock (2)
---------------------

Geils Ventures LLC                                             2,236,000(3)                49.35%
54 Danbury Road, #318
Ridgefield, Connecticut

Patrick Freeman                                                  515,000(4)                11.37%
124 Olympus Drive
Ocoee, Florida 34761

Lorie Guerrera                                                    67,500(5)                 1.49%
129 Christian Hill Road
Milford, Pennsylvania 18337

Wesly Minella                                                     77,500(6)                 1.71%
34 Circuit Road
New Rochelle, New York 10803

John Scagnelli                                                    79,950(7)                 1.76%
4 Belle Haven Court
West Nyack, New York 10994

All directors and executive officers of the
Company as a group (four individuals)                            739,950                   16.33%


---------------
* Less than 1%.

(1) For purposes of this table, information as to the beneficial ownership of shares of common stock is determined in accordance with the rules of the Securities and Exchange Commission and includes general voting power and/or investment power with respect to securities. Except as otherwise indicated, all shares of our common stock are beneficially owned, and sole investment and voting power is held, by the person named. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of common stock, which such person has the right to acquire within 60 days after the date hereof. The inclusion herein of such shares listed beneficially owned does not constitute an admission of beneficial ownership.

(2) All percentages are calculated based upon a total number of 4,531,210 shares of Common Stock outstanding as of April 5, 2004, plus, in the case of the individual or entity for which the calculation is made, that number of options or warrants owned by such individual or entity that are currently exercisable or exercisable within 60 days.

(3) Includes (i) 145,000 shares of Common Stock owned by Zoom2Net Corp., (ii) 18,250 shares of Common Stock owned by Lynn Minella, (iii) includes 42,500 shares of Common Stock that may be purchased under currently exercisable options and (iv) 30,250 shares of Common Stock owned by Alexander G. Minella. As a result of the beneficial ownership of the outstanding capital stock by the individuals and entity listed in clauses (i)-(iv), Geils Ventures LLC may be deemed to be the beneficial owner of such shares of Common Stock.

(4) Consists of currently exercisable options to purchase 450,000 shares of Common Stock, 50,000 restricted shares of Common Stock and 15,000 shares of Common Stock.

(5) Consists of currently exercisable options to purchase 37,500 shares of Common Stock and 30,000 restricted shares of Common Stock.

(6) Consists of currently exercisable options to purchase 57,500 shares of Common Stock and 20,000 restricted shares of Common Stock.

(7) Consists of currently exercisable options to purchase 57,500 shares of Common Stock, 20,000 restricted shares of Common Stock and 2,450 shares of Common stock.

                              ELECTION OF DIRECTORS

                                 (Proxy Item 1)

The Revised Bylaws of the Company provide that the Company shall not have less than three directors. Subject to the foregoing limitation, such number may be fixed from time to time by action of the Board of Directors or of the stockholders. Each director shall hold office until the next annual meeting of stockholders or until removed. However, if the term expires, such director shall continue to serve until his successor shall have been elected and qualified, or until there is a decrease in the number of directors.

Except where the authority to do so has been withheld, it is intended that the persons named in the enclosed proxy will vote for the election of the nominees to the Board of Directors listed below to serve until the date of the next annual meeting and until their successors are duly elected and qualified. Although the directors of the Company have no reason to believe that the nominees will be unable or decline to serve, in the event that such a contingency should arise, the accompanying proxy will be voted for a substitute (or substitutes) designated by the Board of Directors.

The following table sets forth certain information regarding the director nominees:



                                                     Principal Occupation for Past Five Years and
Name                       Age                       Current Public Directorships or Trusteeships

Patrick Freeman            37              Director, Chief Executive Officer and President of Cordia Corporation
                                           and its subsidiary, Cordia Communications Corp., since December 2002.
                                           From April 2000 to December 2002, Mr. Freeman served as Director of
                                           Billing Services and then as Vice President of Telecommunications
                                           Services at eLEC Communications Corp. where he managed billing and wholesale services divisions. From January 1998 to March 2000, Mr.
                                           Freeman served as President of Telecom Software Solutions, Inc., where he developed and designed a real-time billing software platform for small interexchange carriers and competitive local exchange carriers.





Wesly Minella              38              Director of Cordia Corporation since March 2001. Mr. Minella has been employed by eLEC Communications Corp. ("eLEC") since September 1999.
                                           Currently, Mr. Minella serves as Director of Operations and oversees operations for two of eLEC's operating subsidiaries, New Rochelle Telephone
                                           Corp. and Telecarrier Services, Inc., both of which are licensed telecommunications providers. From September 1999 to December 2002, Mr.
                                           Minella served as Vice President of Operations of Essex Communications a
                                           competitive local exchange carrier and former subsidiary of eLEC. In that capacity, Mr. Minella supervised provisioning and customer care operations.
                                           From November 1998 to September 1999, Mr. Minella served as the Production
                                           Manager of Jack Frost Sugars, Inc., one of the largest refiners and distributors of sugar in the United States. From April 1994 to November
                                           1998, Mr. Minella served as a Logistics Coordinator for Krasdale Foods Inc, a wholesale and retail food distributor. From July 1997 to August 2000, Mr.
                                           Minella was a member of the Board of Directors and Secretary of Access One
                                           Communications, Inc.


John Scagnelli             50              Director and Chairman of the Board of Cordia Corporation since
                                           December 2000. Mr. Scagnelli has 23 years experience in the data processing industry. Since June 2003, Mr. Scagnelli has served as the
                                           Regional Sales Manager for the East Coast for Cognos Corporation,
                                           where he sells business analysis, budgeting and planning applications.
                                           From September 1999 to June 2003, Mr. Scagnelli served as the Sales
                                           Director for Hyperion Solutions, Inc. a business analysis software solution provider. From July 1997 to June 1999, Mr. Scagnelli served as Regional Vice President for sales at HIE, Inc., an enterprise software solution provider. From January 1994 to June 1997, Mr.
                                           Scagnelli was District Manager of Sales in New York, New Jersey and
                                           Pennsylvania for Sterling Software, Inc., an enterprise software company.




Board Meetings and Committees; Management Matters

The Board of Directors held 3 meetings during the fiscal year ended December 31, 2003. Each director attended at least 75% of the Board and Committee meetings of which he was a member during such time as he served as a director. From time to time, the members of the Board of Directors act by unanimous written consent pursuant to the laws of the State of Nevada. No fees are paid to directors for attendance at meetings of the Board.

On April 17, 2001, the Board of Directors established an Audit Committee composed of John Scagnelli and Wesly Minella. Mr. Scagnelli is an independent director as defined by the National Association of Securities Dealers' listing standards, as applicable and as may be modified or supplemented. The Audit Committee reviews with the Company's auditors the audited financial statements of the Company and any other audit-related issues and reviews with the Company's management the unaudited quarterly numbers during the year. The Audit Committee is governed by a written charter approved by the Board of Directors. During the fiscal year ended December 31, 2003, the Audit Committee held two meetings.

The Audit Committee has reviewed and discussed the audited financial statements with management. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by SAS61 (Codification of Statements on Auditing Standards, AV ss.380) and has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Discussions with Audit Committees) and has discussed with the independent accountant the independent accountant's independence.

The Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003, for filing with the Commission.

                  Wesly Minella                      John Scagnellli
                  /s/ Wesly Minella                  /s/ John Scagnelli
  Vote Required

A majority of the votes cast at the Annual Meeting by the stockholders entitled to vote is required to elect the director nominees. The Directors recommend a vote FOR the election of each of the director nominees.

                             EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The following table sets forth, for the fiscal years indicated, all compensation awarded to, earned by or paid to the Company's chief executive officer and each of the other executive officers who were serving as executive officers at December 31, 2003 (collectively referred to as the "Named Executives"). No other executive officer serving from 2001 to 2003 received compensation greater than $100,000.



                           Summary Compensation Table

                                                                                Long- Term Compensation
                                    Annual Compensation                    Awards                    Payouts
                                                                  Restricted   Securities
     Name and       Fiscal                         Other Annual     Stock      Underlying      LTIP       All Other
Principal Position   Year   Salary($)  Bonus ($)  Compensation($)   Awards    Options/SARS    Payouts   Compensation
------------------   ----   ---------  ---------  ---------------   ------    ------------    -------   ------------

Patrick Freeman(1)   2003   $125,000     None          None         50,000       600,000       None         None
                     2002      None      None          None          None         None         None         None
                     2001      None      None          None          None         None         None         None


Lorie Guerrera(2)    2003   $ 85,000     None          None         30,000       25,000        None         None
                     2002   $ 85,000     None          None          None         None         None         None
                     2001   $ 85,000     None          None          None         None         None         None



------------------

(1) Mr. Freeman has served as President and Chief Executive Officer of the Company since his appointment by the Board of Directors on December 27, 2002.

(2)  Ms. Guerrera serves as the Company's Chief Accounting Officer and
     Treasurer.



Stock Option Exercise

In fiscal 2003, none of the Named Executives exercised any options to purchase shares of Common Stock.

Board of Directors Compensation

The Company does not currently compensate directors for service on the Board of Directors.

Report on Executive Compensation

The Board of Directors determines the compensation of the Chief Executive Officer and President and sets policies for and reviews with the Chief Executive Officer and President the compensation awarded to the other principal executives, if any. The compensation policies utilized by the Board of Directors are intended to enable the Company to attract, retain and motivate executive officers to meet Company goals using appropriate combinations of base salary and incentive compensation in the form of stock options. Generally, compensation decisions are based on contractual commitments, if any, as well as corporate performance, the level of individual responsibility of the particular executive and individual performance. During the fiscal year ended December 31, 2003, the Company's only executive officer was Patrick Freeman.

Salaries. Base salaries for the Company's executive officers are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for management talent, including a comparison of base salaries for comparable positions at comparable companies within the Company's industry.

The Company believes that its salaries are below average as compared to its competitors. Annual salary adjustments are determined by evaluating the competitive marketplace, the performance of the Company, the performance of the executive, particularly with respect to the ability to manage the growth of the Company, the length of the executive's service to the Company and any increased responsibilities assumed by the executive.

Stock Incentives. Stock incentives may be granted, subject to the adoption of the Plan by the stockholders, by the Board of Directors, in their sole discretion, to officers and employees of the Company to reward outstanding performance during the prior fiscal year and as an incentive to continued outstanding performance in future years. In evaluating the performance of officers and employees other than the Chief Executive Officer and President, the Board of Directors consults with the Chief Executive Officer and President and others in management, as applicable. In an effort to attract and retain highly qualified officers and employees, stock incentives may also be granted by the Board of Directors, at its sole discretion, to newly hired officers and employees as an inducement to accept employment with the Company.

Compensation of Chief Executive Officer and President. Patrick Freeman assumed the duties of Chief Executive Officer and President of the Company at the close of December 2002. In an effort to provide Mr. Freeman with incentives to grow the business of the Company and to further align the compensation of Mr. Freeman with the interests of stockholders, on March 25, 2003, the Board of Directors granted Mr. Freeman incentive stock options to purchase 600,000 shares of Common Stock at an exercise price of $0.60 per share. These stock options vest over a three (3) year period, with fifty percent (50%) vesting on the grant date, an additional twenty-five percent (25%) vesting on the first anniversary of the grant date and the balance vesting on the second anniversary of the grant date. Mr. Freeman has not exercised any of these options. Mr. Freeman was also granted 50,000 shares of the Company's restricted stock.

Board of Directors Interlocks and Insider Participation in Compensation
Decisions

No such interlocks existed or such decisions were made during fiscal year 2003.

Certain Relationships and Related Transactions

The Company believes that all purchases from or transactions with affiliated parties were on terms and at prices substantially similar to those available from unaffiliated third parties.

During 2003, the Company borrowed $86,000 from Geils Ventures LLC, a stockholder of the Company. This loan bore an interest rate of 12% per annum and was payable upon demand. As of February 29, 2004, $77,926.23 has been repaid leaving a total balance due of $8,073.77 plus $2,471.14 in accrued interest.

On March 3, 2003, the Company sold its equity interests in its subsidiary, Insurance Solutions Group, Inc. ("ISG"), to West Lane Group, Inc., a company owned by the then-current management of ISG, for a purchase price of $750,000 represented by a promissory note in that amount, which note had a term of two years, bore interest at 6% per annum and was secured by 700,000 shares of the Company's common stock owned by West Lane. The Company also entered into a licensing agreement with ISG whereby ISG purchased an unlimited license to certain software owned the Company. Pursuant to the license agreement, ISG paid the Company $100,000 on execution of the license agreement, and agreed to pay an additional $6,000 per month (including interest) for a period of 25 months.

On December 10, 2003, the Company agreed to accept a total of 312,500 shares of its Common Stock from West Lane Group, Inc. on behalf of West Lane Group, Inc, its affiliates and subsidiaries to satisfy $30,000 in principal and $33,750 in interest on the promissory note and $30,000 in interest on the licensing agreement. Upon transfer of the shares to Company the shares were retired reducing Company's outstanding shares.

On February 6, 2004, the Company entered into a Mutual Release and Satisfaction of Promissory Note and License Agreement whereby the Company has agreed to settle West Lane's payment obligations under the promissory note and licensing agreement in exchange for the return of 1,412,500 shares of Company's Common Stock, a fifteen (15) month option to purchase 100,000 shares at a price of forty cents ($0.40) and the release of Company's service obligations under the License Agreement. In addition to the Company's settlement with West Lane, the Company transferred all ownership interest to the technology and source code of SUBRO AGS software to West Lane. Upon transfer of the shares to Company the shares were retired reducing Company's outstanding shares.

             RATIFICATION OF SELECTION OF LAZAR LEVINE & FELIX, LLP
                AS INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL 2004

                                 (Proxy Item 2)


The Board of Directors has selected Lazar Levine & Felix, LLP ("LLF") as independent auditors for the fiscal year ending December 31, 2003 and 2004. To the knowledge of the Company, at no time has LLF had any direct or indirect financial interest in or any connection with the Company other than as independent public accountants. It is anticipated that representatives of LLF will be present at the Annual Meeting and will be provided the opportunity to make a statement, if they desire to do so, and be available to respond to appropriate questions.

The board of directors recommends a vote "FOR" the selection of LLF as independent auditors for the fiscal year ending December 31, 2003 and 2004.


                         INDEPENDENT PUBLIC ACCOUNTANTS

Cipolla Sziklay, LLC ("Cipolla") served as the Company's independent public accountants for the fiscal year ended December 31, 2003. Cipolla tendered its resignation to the Company effective January 7, 2004. The Company has never had nor currently has any disagreement with Cipolla as to any matter of accounting principles or practices, financial statements, disclosure or auditing scope or procedure in connection with its reports. This includes all time frames Cipolla has served as the Company's auditors including the time period covering Company's fiscal years ended December 31, 2002 and December 31, 2001. Cipolla had not issued any adverse opinion or disclaimer of opinion, or modified its opinion as to audit scope, or accounting principles. Additionally, Cipolla has not expressed any concern on Cordia's internal accounting controls or on any matters regarding management.

The Company retained Lazar Levine & Felix LLP ("Lazar") effective January
19, 2004. A representative of Lazar is expected to attend the Annual Meeting or be available by conference phone, and such representative will have the opportunity to make a statement if he so desires and will be available to respond to appropriate questions from stockholders.

Audit Fees

The aggregate fees billed in the last two fiscal years for professional services rendered by Cipolla for the audit of the Company's annual financial statements and review of financial statements included in the Company's Form 10-KSB or services that are normally provided by Cipolla in connection with statutory and regulatory filings or engagements for fiscal years 2003 and 2002 were $64,760 and $64,465, respectively.

To date, with the exception of a $10,000 retainer, the Company has not paid any fees to LLF for audit or other related services.

Audit-Related Fees

None.

Tax Fees

None.

Other Fees

The aggregate fees billed in fiscal years 2003 and 2002 for products and services provided by Cipolla, other than those reported above, were $14,575 and $29,310, respectively. The nature of the services comprising the fees disclosed was quarterly reporting.

                              STOCKHOLDER PROPOSALS

Proposals of stockholders intended for presentation at the 2005 Annual Meeting of Stockholders and intended to be included in the Company's Proxy Statement and form of proxy relating to that meeting must be received at the offices of the Company by January 9, 2005.

                                 OTHER BUSINESS

Other than as described above, the Board of Directors knows of no matters to be presented at the Annual Meeting, but it is intended that the persons named in the proxy will vote your shares according to their best judgment if any matters not included in this Proxy Statement do properly come before the meeting or any adjournment thereof.

                                  ANNUAL REPORT

The Company's Annual Report on Form 10-KSB for the year ended December 31, 2003, including financial statements, is being mailed herewith. If for any reason you do not receive your copy of the Report, please contact Wesly Minella, Secretary of the Company, at 445 Hamilton Avenue, Suite 408, White Plains, New York 10601 and another copy will be sent to you.



                                  By Order of the Board of Directors,

                                  Wesly Minella

                                  Secretary


Dated: April 19, 2004

Orlando, Florida

                                 REVOCABLE PROXY
                               CORDIA CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


   [ X ] PLEASE MARK VOTES
                                       AS IN THIS EXAMPLE



   The undersigned hereby appoint(s)                                         For    With-  For All
John Scagnelli and Patrick Freeman, or                                              hold   Except
any of them, lawful attorneys and proxies     PROPOSAL 1:
of the undersigned with full power of                                       [   ]  [   ]   [   ]
substitution, for and in the name, place      The Election of Directors:
and stead of the undersigned to attend the
Special Meeting of Stockholders of Cordia     Patrick Freeman, Wesly Minella
Corporation to be held at 2500 Silverstar      and John Scagnelli
Road, Suite 500, Orlando, Florida 32804 on
Friday, May 14, 2004 at 10:00 a.m., local     INSTRUCTION: To withhold authority
time, and any adjournment(s) or                to vote for any individual
postponement(s) thereof, with all powers       Nominee, mark "For All Except"
the undersigned would possess if personally    and write the nominee's name in
present and to vote the number of votes the    the space provided below.
undersigned would be entitled to vote if
personally present.                           -------------------------------------------

                                                                             For  Against  Abstain
                                              PROPOSAL 2: Proposal
                                              to ratify the Selection       [   ]  [   ]   [   ]
                                              of Lazar Levine &
                                              Felix, LLP As Independent
                                              Public Accountants for
                                              Fiscal 2004.

                                                 In accordance with their
                                              discretion, said Attorneys and
                                              Proxies are authorized to vote
                                              upon such other matters or
                                              proposals not known at the time of
                                              solicitation of this proxy
                                              which may properly come before
                                              the meeting.

                                                 This proxy when properly
                                              executed will be voted in the
                                              manner described herein by the
                                              undersigned stockholder. If no
                                              direction is made, this proxy
                                              will be voted for each of the
                                              Proposals set forth herein. Any
                                              prior proxy is hereby revoked.

                                              -------------------------------------------

                                                                             For  Against  Abstain
                                              PROPOSAL 3: Proposal to
                                              consider and act upon         [   ]  [   ]   [   ]
                                              such other business as may
                                              properly come before the
                                              meeting.

                                                 In accordance with their
                                              discretion, said Attorneys and
                           --------------     Proxies are authorized to vote
Please be sure to sign     Date               upon such other matters or
and date this Proxy in                        proposals not known at the time
the box below.                                of solicitation of this proxy
------------------------------------------    which may properly come before
                                              the meeting.

                                                 This proxy when properly
Stockholder sign above  Co-holder (if any)    executed will be voted in the
                             sign             manner described herein by the
------------------------------------------    undersigned stockholder. If no
                                              direction is made, this proxy will
                                              be voted for each of the Proposals
                                              set forth herein. Any prior proxy
                                              is hereby revoked.



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                               CORDIA CORPORATION

Please sign exactly as your name appears on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or corporation, please sign in full corporate name by president or other authorized person. If a partnership, please sign in partnership name by authorized person.

                               PLEASE ACT PROMPTLY
                       SIGN, DATE & MAIL YOUR PROXY TODAY

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